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                                                                   Exhibit 99.1


FOR IMMEDIATE RELEASE

Contact:          William D. Swain
                  Chief Financial Officer
                  Metricom, Inc.
                  (408) 399-8200



Los Gatos, California, August 22, 1996 -- Metricom, Inc. (NASDAQ/NMS: MCOM) announced today that it is making a private offering of $45,000,000 principal amount of 8% convertible subordinated notes due 2003, with a conversion price of $14.55 per share, in a private placement. Metricom plans to use the net proceeds from the offering to finance the continuing development, deployment and commercialization of Metricom's Ricochet networks. The offering will be made only by means of a confidential offering memorandum to qualified investors. The securities to be offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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